UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2019 (May 21, 2019)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Address, including zip code, of principal executive offices)

800-832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 21, 2019, the compensation committee of the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) granted time-based stock option awards and/or time-based restricted stock unit (“RSUs”) awards to the Company’s named executive officers, under and pursuant to the Target Hospitality Corp. 2019 Incentive Award Plan (the “Plan”). These awards include:

Name	Title	Stock Options	RSUs
James B. Archer	President, Chief Executive Officer, and Director	149,701	46,169
Andrew A. Aberdale	Chief Financial Officer	74,851	23,085
Troy C. Schrenk	Chief Commercial Officer	104,791	32,318
Heidi D. Lewis	Executive Vice President, General Counsel, and Secretary	29,941	9,234
Jason Vlacich	Chief Accounting Officer	29,941	9,234

Each stock option represents the right, upon vesting, to buy one share of the Company’s common stock, par value $0.0001 per share, for $10.83 per share. Each RSU represents a contingent right to receive, upon vesting, one share of the Company’s common stock or its cash equivalent, as determined by the Company. These stock option and RSU awards vest in four equal installments on each of the first four anniversaries of the grant date, on May 21, 2020, 2021, 2022, and 2023.

In addition to the RSU award granted by the compensation committee on May 21, 2019, the compensation committee approved Mr. Archer’s election to receive his annual base salary prorated for the remainder of 2019 in the form of 30,000 RSUs, pursuant to the employment agreement entered into by and between Mr. Archer and the Company on January 29, 2019, which will vest in six equal installments on the first of each month, beginning on July 1, 2019 through December 1, 2019.

Concurrent with the grants to the Company’s executive officers, the compensation committee also approved the Company’s annual RSU awards to each non-executive member of the Board.

Copies of the forms of agreement for the stock option and RSU awards granted to the Company’s named executive officers, the RSUs granted to Mr. Archer pursuant to his election to receive his 2019 base salary in RSUs and the RSU awards granted to the non-executive directors on the Board are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 21, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals and cast their votes as follows:

Proposal 1: Election of Directors

The stockholders voted for management’s nominees for election as Class I directors to serve for a term that shall expire at the 2022 Annual Meeting of Stockholders. The results of the vote taken were as follows:

Nominee	For	Withheld	Broker Non-Votes	Percentage of Total Voted For
Eli Baker	82,215,717	173,288	—	99.79%
Martin L. Jimmerson	82,218,955	170,050	—	99.79%
Jeff Sagansky	79,390,063	2,998,942	—	96.36%

A plurality of the votes cast were voted in favor of the proposal, and therefore the appointment of the Class I directors has been ratified by the stockholders.

Proposal 2: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the audit committee of the Board of the Company, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the vote taken were as follows:

For	Against	Abstentions*	Broker Non-Votes	Percentage of Total Voted For
82,237,330	351	151,324	—	99.99%

* Abstentions are not counted as votes cast “FOR” Proposal No. 2 and have no effect on the results of the vote on this proposal.

A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Executive Nonqualified Stock Option Award Agreement
10.2	Form of Executive Restricted Stock Unit Agreement
10.3	Form of Executive Restricted Stock Unit Agreement in Lieu of Salary
10.4	Form of Restricted Stock Unit Agreement for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: May 24, 2019		Name:	Heidi D. Lewis
		Title:	Executive VP, General Counsel and Secretary